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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                    Date of Report (Date of earliest event
                         Reported)  February 27, 1997


     FINANCIAL ASSET SECURITIES CORP., (as depositor under the Trust Agreement, dated as of February 1, 1997, which forms Mego Mortgage Home Loan Owner Trust 1997-1, which will issue the Home Loan Asset-Backed Notes, Series 1997-1).


                        FINANCIAL ASSET SECURITIES CORP.
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     (Exact name of registrant as specified in its charter)


         Delaware                333-10273       06-1442010
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(State or Other Jurisdiction  (Commission    (I.R.S. Employer
     of Incorporation)        File Number)   Identification No.)



600 Steamboat Road
Greenwich, Connecticut                              06830
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(Address of Principal                             (Zip Code)
 Executive Offices)


Registrant's telephone number, including area code (203) 625-2700
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Item 5.  Other Events.
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Filing of Derived Materials.
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     In connection with the offering of the Home Loan  Asset-Backed Notes and
Certificates, Series 1997-1, (the "Notes and Certificates") Greenwich Capital Markets, Inc. as underwriter of the Notes (the "Underwriter"), has prepared certain materials (the "Derived Materials") for distribution to its potential
investors.   Although the  Registrant provided the  Underwriter with  certain information regarding  the  characteristics  of the  assets  in  the  related portfolio,  it  did  not  participate  in  the  preparation  of  the  Derived
Materials.   Concurrently  with the  filing hereof, pursuant  to Rule  202 of
Regulation 202, the Registrant is filing certain computational materials by paper filing on Form SE in reliance on a continuing hardship exemption.

     For purposes of this Form 8-K, Derived Materials shall mean computer generated tables and/or charts displaying, with respect to the Notes any of the following: yield; average life, duration; expected maturity; loss sensitivity; cash flow characteristics; background information regarding the assets; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature, as well as certain matters relating to the collateral for such transaction.



Item 7.   Financial Statements, Pro Forma Financial
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          Information and Exhibits.
          ------------------------

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.




                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FINANCIAL ASSET SECURITIES CORP.



                              By: /s/ John Anderson
                                  -----------------------------
                                  John Anderson




Dated:  February 27, 1997